                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 13, 2007

                               BAIRNCO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                       1-8120                   13-3057520
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                            Identification No.)

  300 PRIMERA BOULEVARD, SUITE 432 LAKE MARY, FL              32746
     (Address of Principal Executive Offices)               (Zip Code)

                                 (407) 875-2222
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

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ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

On April 13, 2007, BZ Acquisition Corp. ("BZ ACQUISITION"), a Delaware
corporation and a wholly-owned subsidiary of WHX Corporation, a Delaware corporation ("WHX"), completed its cash tender offer (the "OFFER") to purchase up to all outstanding shares of common stock, par value $0.01 per share (the
"COMMON STOCK"), together with the associated preferred stock purchase rights
(the "RIGHTS" and, together with the Common Stock, the "Shares"), of Bairnco
Corporation, a Delaware corporation (the "COMPANY"), at a price of $13.50 net per Share (the "OFFER PRICE"), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 23, 2007 (the "MERGER AGREEMENT"), by and among
Steel Partners II, L.P., BZ Acquisition and the Company. As permitted by the terms of the Merger Agreement, WHX had previously acquired Steel Partners II,
L.P.'s entire interest in BZ Acquisition. On April 13, 2007, BZ Acquisition
accepted for payment in accordance with the terms of the Offer all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer, and BZ Acquisition has made payment for such Shares in accordance with the terms of the Offer. The Offer expired, as scheduled, at 5:00 p.m., New York City time, on April 13, 2007. Upon acceptance of the tendered Shares in the Offer, WHX and
BZ Acquisition beneficially owned approximately 88.9% of the outstanding Shares
(including Shares tendered pursuant to guaranteed delivery procedures).

As promptly as practicable, WHX intends to take all action within its control to effect a merger of BZ Acquisition with Bairnco (the "MERGER") in which each
Share that remains outstanding (other than Shares owned by WHX or BZ
Acquisition, Shares owned by the Company as treasury stock and Shares held by stockholders who properly exercise their appraisal rights) will automatically be converted into the right to receive the same $13.50 per Share cash consideration paid in the Offer.

Additional information required by Item 5.01(a) of Form 8-K is contained in (i)
the Company's Schedule 14D-9, originally filed by the Company with the
Securities and Exchange Commission (the "SEC") on July 6, 2006, as amended and supplemented (the "SCHEDULE 14D-9"), and (II) the Tender Offer Statement on
Schedule TO, originally filed by BZ Acquisition with the SEC on June 22, 2006, as amended and supplemented (the "SCHEDULE TO"), and such information is incorporated herein by reference. The foregoing description of the Merger
Agreement (including the description of the consideration to be paid in connection with the Merger) is qualified in its entirety by reference to the
Merger Agreement, a copy of which was filed as Exhibit 99.DIII to the Schedule
TO.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 13, 2007, immediately prior to the consummation of the Offer, Luke E.
Fichthorn III resigned as Chief Executive Officer of the Company, Kenneth L.
Bayne ceased to serve as Vice President-Finance, Chief Financial Officer and
Treasurer and Larry D. Smith ceased to serve as Vice President-Administration and Secretary. In addition, on April 13, 2007, Mr. Fichthorn, Gerald L. DeGood and James A. Wolf resigned from their positions as directors of the Company.

On April 16, 2007, Jack L. Howard, Glen M. Kassan and John J. Quicke were elected as new directors of the Company in accordance with the terms of the
Merger Agreement. In addition, on that date, Mr. Kassan was appointed as
Chairman, Mr. Quicke was appointed as President and Chief Executive Officer and
Lawrence C. Maingot, who had served as the Company's Corporate Controller, was appointed as Vice President-Finance, Chief Financial Officer and Treasurer.
Information about the new directors and officers of the Company is included in the Schedule TO and the Schedule 14D-9 and is incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BAIRNCO CORPORATION

                                             By: /s/ Lawrence C. Maingot
                                                 -------------------------------
                                                 Name:  Lawrence C. Maingot
                                                 Title: Vice President - Finance

Date:  April 18, 2007